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                                                                    EXHIBIT 99.2

                                               FOR IMMEDIATE RELEASE

Contacts: Doug Johnson                       Christina Pandapas/Mark Nardone
          Aztec Technology Partners          PAN Communications, Inc.
          617/623-3100                       978/474-1900
          dougj@bscg.com                     cpandapas@pancomm.com


AZTEC TECHNOLOGY PARTNERS TO ACQUIRE A HIGHLY PROFITABLE
ENTERPRISE DESIGN/IMPLEMENTATION COMPANY IN $54 MILLION
TRANSACTION

BOSTON, MA - July 1, 1998 - Aztec Technology Partners (NASDAQ:AZTC), a leading single source provider of information technology (IT) business solutions, today announced the signing of a letter of intent to acquire a $35 million revenue Midwest based enterprise design and implementation company with earnings before interest and taxes (EBIT) margins in the high teens. This acquisition is EPS accretive and fits within Aztec's acquisition target criteria. This acquisition also marks Aztec's initial expansion into the Midwest, and is part of an overall strategy to grow the company via targeted acquisition of IT companies with complementary products and services. The announced $140 million credit and acquisition facility with BankBoston will fund the ambitious Aztec acquisition plans. In other news announced by Aztec today, the Company issued its FY 1998 earnings. (See separate BankBoston credit line, and FY 1998 announcements dated July 1, 1998.)

This transaction is expected to close later in the month and is subject to regulatory approval and other customary closing conditions.

As a result of the $54 million transaction, this enterprise design and implementation company will become a wholly-owned subsidiary of Aztec Technology Partners. The acquired company's expertise in IT consulting and engineering, enterprise design and implementation, and IT support and operations outsourcing will allow Aztec to expand its current IT services business to a wider client base. This will allow Aztec to gain a stronger foothold as the premier one-stop IT services provider. The 12-year-old company currently provides IT services to more than 500 clients in a broad range of industries including: professional services, banking, financial services, government, healthcare and manufacturing. It is a strong complement to Aztec's current core competencies in the same areas.

"This acquisition is a strong complement to our core competencies and is a significant step to achieving our growth and development objectives by expanding our IT services offerings to their clients," comments James Claypoole, chairman and CEO, Aztec Technology Partners. "I am very pleased that the management team will continue in their current positions of responsibility." Claypoole also said, "We offer our clients convenient access to leading-edge technology and consulting providing seamless


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enterprise wide business solutions design and fulfillment of IT services on a national scale."

About Aztec Technology Partners

Aztec Technology Partners is a single-source provider of a broad range of information technology business solutions. Aztec currently consists of 10 companies that have been in business for an average of more than 15 years and have a track record of superior client service. These companies offer complementary IT solutions which allow Aztec to be a `one-stop' IT solutions provider with exceptional personalized services Aztec's primary focus is the mid-market sector, as well as Fortune 1000 companies, in a wide range of industries such as: communications, health care, financial services, government, manufacturing, pharmaceuticals, professional services and technology. The company has offices in 11 states and employs more than 1100 people. The company is publicly traded on the NASDAQ National Market under the symbol AZTC.

This press release contains "forward-looking statements," within the meaning of federal securities laws, that involve risks and uncertainties. All statements herein, other than those consisting solely of historical facts, that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such things as business strategy, measures to implement strategy, competi tive strengths, goals, references to future success and other events, may be forwardlooking statements. Statements herein are based on certain assumptions and analyses by the Company in light of its experience and its perception of historical trends, current conditions and potential future developments, as well as other factors it believes are appropriate In the circumstances. However, whether actual results, events and developments will conform with the Company's expectations is subject to a number of risks and uncertainties and important factors could cause actual results, events and developments to differ materially from those referenced in, contemplated by or underlying any forward-looking statements herein, including, among others, the continued development and viability of the Company's operations, the Company's ability to manage its growth, the impact of industry and economic conditions, competi tion and other factors, many of which are beyond the control of the Company. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized.

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